UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Travelzoo
(Name of Registrant as Specified in Its Charter)
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TRAVELZOO
Table of Contents

Page

Information About the Annual Meeting	1
Proposal 1—Election of Directors	6
Corporate Governance	8
Information About Executive Officers	12
Proposal 2—Approval of Option Grants to Chief Technology Officer and Global Head of Brand	13
Proposal 3—Advisory Vote to Approve Executive Compensation	15
Proposal 4—Approval of Amendment to the Company's Certificate of Incorporation to Authorize a Reduction of the Authorized Number of Shares of Our Common Stock from 40,000,000 to 20,000,000 Shares	16
Executive Compensation	18
Security Ownership of Certain Beneficiary Owners and Management	25
Section 16(a) Beneficial Ownership Reporting Compliance	26
Principal Accountant Fees and Services	27
Audit Committee Report	28
Documents Incorporated By Reference	29
Additional Information	30
Appendix A	34
Appendix B	38
Appendix C	40

Travelzoo
590 Madison Avenue, 37th Floor
New York, NY 10022

April 1, 2019

Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo on May 14, 2019. We will hold the meeting at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A., at 10:00 a.m. local time.
In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2018 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 11, 2019, which is also enclosed. We encourage you to read the Form 10-K.
Stockholders of record as of March 20, 2019 may vote at the Annual Meeting. This proxy statement or notice thereof is first being mailed or furnished to stockholders on or about March 29, 2019.
Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the meeting and vote in person, even if you have previously voted by proxy. If you plan to attend the meeting in person, please provide advance notice to Travelzoo by checking the box on your proxy card. In addition, you may provide notice to Travelzoo that you plan to attend in person by delivering written notice to Travelzoo’s Corporate Secretary at 590 Madison Avenue, 37th Floor, New York, NY 10022.
If you hold your shares in street name through a bank, broker, or other nominee, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance to the meeting. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting. You must check in to be admitted.
Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo’s office, located at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A., for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.
On behalf of the entire Board of Directors, we look forward to seeing you at the meeting.

Sincerely,

RALPH BARTEL
Chairman of the Board

TRAVELZOO
590 Madison Avenue
37th Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 14, 2019

To the Stockholders of Travelzoo:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo, a Delaware corporation, will be held on Tuesday, May 14, 2019, at 10:00 a.m., local time, at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A., for the following purposes:

•
To elect five members of the Company's Board of Directors (the "Board"), each to serve until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal ("Proposal 1");

•	To vote to approve option grants to Chief Technology Officer and Global Head of Brand ("Proposal 2");

•	To vote, on an advisory basis, to approve executive compensation ("Proposal 3");

•
To vote to approve amendment to the Company's Certificate of Incorporation to authorize a reduction of the authorized number of shares of our Common Stock from 40,000,000 to 20,000,000 shares ("Proposal 4"); and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only stockholders of record at 5:00 p.m. Eastern Time on March 20, 2019 may vote at the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via mail to the address indicated. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

By Order of the Board of Directors,

TRAVELZOO

CHRISTINA SINDONI CIOCCA
Corporate Secretary

PROXY STATEMENT
FOR TRAVELZOO
2019 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?
Travelzoo’s Board of Directors is soliciting proxies to be voted at the 2019 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.
Only stockholders of record of our common stock, par value $0.01 per share (the "Common Stock"), as of 5:00 p.m. Eastern Time on March 20, 2019 (the "record date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 11,865,402 shares of our Common Stock issued and outstanding.
Where and when is the Annual Meeting?
The Annual Meeting of Stockholders will take place on May 14, 2019 at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A. The meeting will begin at 10:00 a.m. local time.
What am I voting on?
Stockholders will vote on four items:

•
A proposal to elect five members of the Company's Board, each to serve until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal ("Proposal 1");

•	A proposal to approve option grants to Chief Technology Officer and Global Head of Brand ("Proposal 2");

•	A proposal on an advisory basis to approve executive compensation ("Proposal 3"); and

•
A proposal to approve amendment to the Company's certificate of incorporation to authorize a reduction of the authorized number of shares of our Common Stock from 40,000,000 to 20,000,000 shares ("Proposal 4"); and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How does the Board recommend that you vote on the proposals?
The Board recommends that you vote your shares "FOR" Proposal 1, Proposal 2, Proposal 3 and Proposal 4.
How many votes do I have?

•	Shares held directly in your name as the “stockholder of record” and

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”
If I am a stockholder of record, how can I vote my shares?
Stockholders can vote by proxy or in person, however, granting a proxy does not in any way affect your right to attend the Annual Meeting and vote in person.

How do I vote by proxy?
If you are a stockholder of record, you may vote your proxy by mail. If you receive a paper copy of the proxy statement, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you receive the proxy statement via e-mail, please print the attached proxy card, date and sign it, and return it via mail to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, NY 11717, U.S.A.
If you vote by proxy, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted "FOR" the election of all nominees for director and "FOR" Proposal 2, Proposal 3 and Proposal 4. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their discretion. At the time of submitting this proxy statement for printing, we knew of no matter that will be acted on at the Annual Meeting other than those discussed in this proxy statement.
If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
May I revoke my proxy?
If you give a proxy, you may revoke it in any one of three ways:

•	Submit a valid, later-dated proxy before the Annual Meeting,
•
Notify our Corporate Secretary in writing at Travelzoo, Attention: Corporate Secretary, 590 Madison Avenue, 37th Floor, New York, NY 10022, CA 94040 before the Annual Meeting that you have revoked your proxy, or

•	Vote in person at the Annual Meeting.
How do I vote in person?
If you are a stockholder of record, you may cast your vote in person at the Annual Meeting.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in the materials provided by your broker or nominee.
What vote is required to approve each proposal?
Each share of our Common Stock is entitled to one vote with respect to each matter on which it is entitled to vote. Pursuant to our bylaws, our directors are elected by a plurality of the votes cast, which means that the nominees who receive the greatest number of votes will be elected. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval of Proposal 2, the approval of Proposal 4 and, by an advisory vote, the approval of Proposal 3.
In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Common Stock are present at the meeting, either in person or by proxy.
Azzurro Capital Inc., whose beneficial owner is Mr. Ralph Bartel, the Chairman of our Board, holds an aggregate of 5,945,000 shares of our Common Stock, representing approximately 50.1% the outstanding shares, as of March 20, 2019.
All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. As noted above, if no voting instructions are indicated, proxies will be voted as recommended by our Board on all matters, and in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting.

What is a broker non-vote and how are broker non-votes and abstentions counted?
A broker "non-vote" occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals. The vote on Proposals 1, 2, 3 and 4 are considered "non-routine". Broker non-votes will not have any effect with respect to Proposals 1, 2, 3 and 4, as shares that constitute broker non-votes are not considered entitled to vote but will be counted for the purposes of obtaining a quorum for the Annual Meeting.
Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the Annual Meeting. Abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will have the same effect as a vote against such proposal.
Where can I find the voting results of the meeting?
We intend to announce preliminary voting results at the Annual Meeting. We will publish the final results in a report on Form 8-K, which we intend to file within four business days following the Annual Meeting. You can obtain a copy of the Form 8-K by logging on to Travelzoo's investor relations website at www.travelzoo.com/ir, by calling the U.S. Securities and Exchange Commission ("SEC") at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS
Under Travelzoo's bylaws, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board of Directors. Each director holds office for a term of one year, until the annual meeting of stockholders next succeeding the director's election and until a successor is elected and qualified or until the earlier resignation or removal of the director. The following individuals have been nominated for election to our Board of Directors, each to serve until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.
Nominees for a One-Year Term That Will Expire in 2020:
The ages, principal occupations, directorships held and other information as of March 20, 2019, with respect to our nominees are described below.

Name	Age	Position
Ralph Bartel, Ph.D., Ph.D.	53	Chairman of the Board
Christina Sindoni Ciocca	31	Counsel
Carrie Liqun Liu (1) (3)	37	Director
Mary Reilly (1) (2) (3) (4)	65	Director
Beatrice Tarka (1) (2) (4)	47	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Disclosure Committee

(4)	Member of the Nominating and Corporate Governance Committee

Each of the director nominees listed above, other than Ms. Christina Sindoni Ciocca, is currently a director of Travelzoo and was previously elected by the shareholders. Mr. Ralph Bartel, Ms. Carrie Liqun Liu, Ms. Mary Reilly and Ms. Beatrice Tarka were elected directors of Travelzoo at the Company's Annual Meeting of Stockholders held on May 15, 2018. Our Board of Directors has determined that each of Ms. Liu, Ms. Reilly and Ms. Tarka meet the independence requirements of the listing standards of the NASDAQ Stock Market (the "NASDAQ"). The Board of Directors determined that Mr. Ralph Bartel is not independent under the rules of NASDAQ because he is a beneficial owner of Azzurro Capital Inc., which holds approximately 50.1% of our outstanding Common Stock as of March 20, 2019.
Ralph Bartel, Ph.D., Ph.D., founded Travelzoo in May 1998 and has been a member of the Board of Directors since then. He has been the Chairman of the Board of Directors since May 2017, and he has been Travelzoo's Chief Talent Officer since September 2014. From May 1998 to September 2008, he was the Chairman of the Board of Directors and the Chief Executive Officer. From October 2008 to June 2010, he was the Chairman of the Board of Directors. Ralph Bartel is a professionally trained journalist who holds a Ph.D. in Communications from the University of Mainz, Germany, a master's degree in journalism from the University of Eichstaett, Germany, and a Ph.D. in Economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Holger Bartel.
Areas of Ralph Bartel's relevant experience include media, journalism, Internet, finance and start-up experience.
Christina Sindoni Ciocca, has been Counsel for Travelzoo since April 2018. Prior to joining Travelzoo, Ms. Ciocca was an attorney at Sidley Austin LLP, practicing in mergers & acquisitions in both Chicago, IL and New York, NY, from September 2014 to March 2018. Ms. Ciocca earned her juris doctor degree from the Law School of the University of Notre Dame and a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania, with concentrations in marketing and operations & information management.
Areas of Ms. Ciocca’s relevant experience include corporate governance, business law, mergers & acquisitions and marketing.

Carrie Liqun Liu, is the General Manager of the Private Equity Business at Tianhong, a prominent fund management company in China. From July 2011 to May 2017, Ms. Liu was the Executive Director of Fosun China Momentum Fund. From May 2009 to July 2011, she was a senior investment professional at Henderson Equity Partners. From 2015 to 2016, she was a member of the board of directors and audit committee of Tom Tailor Holding AG, and also a member of the board of directors of Cirque du Soleil, an entertainment company. Ms. Liu holds a bachelor’s degree in finance and master’s degree in law from Tsinghua University in Beijing, China.
 Areas of Ms. Liu’s relevant experience include Asian markets, investments, finance and global strategy.
Mary Reilly has been a member of Travelzoo's Board of Directors since September 2013. From 2002 to 2013, she was a Partner of Deloitte LLP, an international accounting and consulting firm. At Deloitte she worked with organizations in a wide range of industries including recruitment, retail, media, business services, manufacturing, professional services, and charity. She has been a member of the board of directors of Mitie plc since 2017, of Essentra plc since 2017, and a member of the board of directors and the chair of the audit committee for Ferrexpo plc since 2015. From 2013 to 2018, she was the chair of the audit and risk committee for the Department of Transport Board in the United Kingdom. From 2017 to 2018, she was a member of the board of directors and the chair of the audit and risk committee for Crown Agents Ltd. From 2016 to 2017, she was a member of the board of directors and of the audit committee for Cape plc. Ms. Reilly holds a bachelor's degree in history from the University College London. She completed a postgraduate course at London Business School. She is a Qualified Chartered Accountant in the UK.
Areas of Ms. Reilly's relevant experience include accounting, finance, international management and non-executive directorships.
Beatrice Tarka, has been a member of Travelzoo's Board of Directors since August 2015. She has been the founder and Chief Executive Officer of Mobissimo since September 2000. Mobissimo is an online travel search engine which allows users to compare prices of airline tickets, hotel rooms, and car rentals. From 1996 to 2000, she was Chief Executive Officer of Axall Media, a game and entertainment software developer and publisher. Ms. Tarka holds a master's degree in business administration from Boston University and a bachelor's degree in international affairs from the American University in Paris, France.
Areas of Ms. Tarka’s relevant experience include entrepreneurship, strategic partnerships, international business and innovative online product development.
Required Vote
Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee's achievement of a plurality. Thus, abstentions and broker non-votes will have no effect on the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Board of Directors' Recommendation
The Board of Directors believes that each director nominee possesses the qualities and experience a member of Travelzoo's Board should possess. The Board of Directors seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of other Board members.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board of Directors has appointed an Audit Committee, a Compensation Committee, a Disclosure Committee and a Nominating and Corporate Governance Committee. Below is a table indicating the membership of each of the Audit Committee, Compensation Committee, and Disclosure Committee and how many times the Board of Directors and each such committee met in fiscal year 2018. Each board member attended at least 75 percent of the total number of meetings of the Board of Directors and of the committees on which he or she served.

Name	Board	Audit	Compensation	Disclosure	Nominating and Corporate Governance
Mr. Ralph Bartel	Chair
Ms. Rachel Barnett	Member
Ms. Carrie Liqun Liu	Member	Member		Member
Ms. Mary Reilly	Member	Chair	Chair	Chair	Chair
Ms. Beatrice Tarka	Member	Member	Member		Member
Number of 2018 Meetings	4	4	1	4	—
The Company does not require that directors attend the Annual Meeting.
Audit Committee
The Audit Committee is appointed by the Board to discharge the Board’s responsibilities with respect to (i) the Company’s accounting and financial reporting processes; (ii) audits of the financial statements of the Company; and (iii) the qualifications, independence and performance of the Company’s independent auditors. A complete description of the Audit Committee's responsibilities is set forth in its written charter. A copy of the Amended and Restated Audit Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix A to this proxy statement. The Audit Committee is responsible for appointing the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors as defined in the listing standards of the NASDAQ Stock Market, the SEC, the Sarbanes-Oxley Act of 2002 and any successor rules or regulations. The Board has determined that Ms. Mary Reilly qualifies as an audit committee financial expert within the meaning of SEC regulations.
Compensation Committee
The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities with respect to the evaluation, approval and administration of the Company’s compensation and incentive plans, policies and programs for executive officers and directors of the Company. A complete description of the Compensation Committee’s responsibilities is set forth in its written charter. A copy of the Compensation Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix B to this proxy statement.
Disclosure Committee
The Disclosure Committee's primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of SEC filings, press releases and other broadly disseminated correspondence.

Nominating and Corporate Governance Committee
The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Nominating Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating Committee recommended to the full Board each of the current nominees for election to the Board.
The Board's Role in Risk Oversight
The full Board oversees enterprise risk as part of its role in reviewing and overseeing the implementation of the Company's strategic plans and objectives. The risk oversight function is administered both in full Board discussions and in individual committees that are tasked by the Board with oversight of specific risks. On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company's strategy and business plans. In addition, the Audit Committee reviews the Company's risk assessment and risk management policies and procedures at least annually, including steps taken to monitor and control such exposures. The Board believes the continuity of Board membership and the independent directors constituting a majority of the Board encourage open discussion and assessment of the Company's ability to manage its risks.
Code of Ethics
We have adopted a Code of Ethics that applies to our executive officers, including our Global Chief Executive Officer, our Chief Financial Officer, our Principal Accounting Officer, and our Chief Technology Officer. This Code of Ethics is posted on our website located at corporate.travelzoo.com/governance. A copy of the Code of Ethics is also available in print to stockholders and interested parties without charge upon written request delivered to our Corporate Secretary at Travelzoo, 590 Madison Avenue, 37th Floor, New York, NY 10022.
Communications with Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at Travelzoo, 590 Madison Avenue, 37th Floor, New York, NY 10022.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.
Director Compensation
Directors of the Company or its subsidiaries are entitled to receive certain retainers and fees. In 2018, there were no adjustments to the director compensation policy. The retainers and meeting fees are as follows:

Description	Fee Earned ($)
Annual retainer for each Board member	50,000
Annual retainer for Audit Committee Chair	30,000
Fee for attendance of a Board meeting	1,680
Fee for attendance of an Audit Committee meeting	2,800
Fee for attendance of a Disclosure Committee meeting	1,680
Fee for attendance of a Compensation Committee meeting	2,800

Members of the Board of Directors may receive fees for additional meetings and committee work.
We reimburse directors for out-of-pocket expenses incurred in connection with attending meetings.
Mr. Ralph Bartel and Ms. Rachel Barnett chose not to receive any director compensation. The following table shows compensation information for Travelzoo’s directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Mr. Ralph Bartel	—	—
Ms. Rachel Barnett	—	—
Ms. Carrie Liqun Liu	74,640	74,640
Ms. Mary Reilly	107,440	107,440
Ms. Beatrice Tarka	70,720	70,720

Certain Relationships and Related Party Transactions
The Company maintains policies and procedures to ensure that our directors, executive officers and employees avoid conflicts of interest. Our executive officers, including our Global Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Chief Technology Officer are subject to our Code of Ethics and each signs the policy to ensure compliance. Our Code of Ethics requires our leadership to act with honesty and integrity, and to fully disclose to the Audit Committee any material transaction that reasonably could be expected to give rise to an actual or apparent conflict of interest. The Code of Ethics requires that our leadership obtain the prior written approval of the Audit Committee before proceeding with or engaging in any conflict of interest. Moreover, employees are required to read and comply with our Guide to Business Conduct, which is a communication to all employees that ensures they are aware of their responsibility to avoid any conflicts of interest or potential conflicts of interest and to make appropriate disclosures to their manager or other personnel.
Our General Counsel and/or Chief Financial Officer and/or Principal Accounting Officer review(s) all material related party transactions. When a potential related party transaction is identified, the General Counsel and/or the Chief Financial Officer and/or Principal Accounting Officer will evaluate the transaction and determine whether the transaction requires the review and approval by the Audit Committee or a special committee of the Board consisting of independent directors (“Special Committee”). The Audit Committee charter states that the Audit Committee has the duty and responsibility to review and approve in advance, to the extent possible, any proposed related party transactions and potential conflict of interest situations involving a director or director nominee of the Company, an executive officer of the Company, any person or entity known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, or any person known by the Company to be an immediate family member of any of the foregoing; provided, that the Audit Committee shall have the authority to ratify certain related party transactions if approval of such transactions in advance is not practicable or possible, in the sole discretion of the Committee. A copy of the written charter can be found in Appendix A to this proxy statement. Upon submission to the Audit Committee or a Special Committee, such committee will consider relevant facts and circumstances surrounding each related party transaction and any matters the committee deems appropriate. If the Audit Committee or a Special Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. Transactions or relationships previously approved by the Audit Committee or a Special Committee in existence prior to the formation of the committee do not require approval or ratification.
Ralph Bartel, who founded Travelzoo and who is a director of the Company, is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the controlling shareholder of Azzurro Capital Inc. (“Azzurro”). As of March 20, 2019, Azzurro is the Company's largest stockholder, holding approximately 50.1% of the Company's outstanding shares.
Family Relationships
Ralph Bartel, Chairman of the Board of Directors and Holger Bartel, Global Chief Executive Officer, are brothers. Except for Holger Bartel and Ralph Bartel, there are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings
To our knowledge, during the last ten years, none of our directors and executive officers have: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or (v) been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the executive officers of Travelzoo as of March 20, 2019.

Name	Age	Position
Holger Bartel, Ph.D.	52	Global Chief Executive Officer
Michael Peterson	61	Chief Technology Officer
Lisa Su	43	Principal Accounting Officer
Holger Bartel, Ph.D., has been Travelzoo's Global Chief Executive Officer since January 2016. From July 2010 to May 2017, he was the Chairman of the Board of Directors. From October 2011 to October 2013, he was the Head of Strategy. From October 2008 to June 2010, he was Travelzoo's Chief Executive Officer. From September 1999 to November 2007, he was Executive Vice President. From 1995 to 1998, he was Engagement Manager at McKinsey & Company, a global management consulting firm. From 1992 to 1994, he was a research fellow at Harvard Business School. Holger Bartel holds a Ph.D. in Economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.
Michael Peterson, has been Travelzoo’s Chief Technology Officer since June 2018. From 2016 to 2018, Mr. Peterson served as Advisory Research and Development Lead to Neustar, Advisory Chief Technology Officer at Parkar Consulting & Lab and Advisory Chief Data Strategist at xSCION. From 2005 to 2016, he served as Vice President of Platforms and the technology executive under the Chief Technology Officer of Neustar. Prior to that, he served in various technical roles. Mr. Peterson attended Appalachian State University.
Lisa Su, the Company's Principal Accounting Officer, has been with Travelzoo since May 2011 and previously served as the Company's Vice President and Controller. Prior to May 2011, Ms. Su was the Controller of YuMe from June 2009. Prior to June 2009, Ms. Su was Controller of Travelzoo and prior to this role she performed various other accounting roles at Travelzoo since she started at Travelzoo in October 2000. Ms. Su holds an MBA in finance from California State University, East Bay and a bachelor's degree in economics-accounting from Claremont McKenna College.

PROPOSAL 2—APPROVAL OF OPTION GRANTS TO CHIEF TECHNOLOGY OFFICER AND GLOBAL HEAD OF BRAND

Option Agreement with Chief Technology Officer

On June 22, 2018, Travelzoo entered into a Nonqualified Stock Option Agreement (the “Peterson Option Agreement”) with Michael Peterson, Chief Technology Officer, pursuant to which the Company granted Mr. Peterson the option to purchase up to 50,000 shares of the Company’s Common Stock (such option being hereinafter referred to as the “Option”), subject to stockholder approval. The following discussion is qualified in its entirety by the full text of the Peterson Option Agreement, which is incorporated by reference to Exhibit 10.23 on Form 8-K, filed June 28, 2018.

Exercisability of the Option

The exercise price of the Option is $16.65 per share. The Option is expected to vest over four years in equal installments of 25% on June 22, 2019, June 22, 2020, June 22, 2021, and June 22, 2022. The Option cannot be exercised after the expiration of five (5) years from the date of grant, which is the term of the Option.

Exercise of the Option

Mr. Peterson may exercise, in whole or in part, the Option by delivering to the Company not less than 30 days prior to the exercise date (or such shorter period the Company may approve) a written notice of exercise, designating the number of shares to be purchased, along with payment of the full amount of the purchase price of the shares being purchased.

Adjustment of the Option

As is customary in stock option agreements of this nature, the number of shares subject to the Option and the exercise price of the Option are subject to adjustment in the event there is any change in the number of shares of outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar event.

Transfer Restrictions

The Option is not transferable by Mr. Peterson other than by will or the laws of descent and distribution and may be exercised during Mr. Peterson’s lifetime only by himself or his guardian or legal representative.

Effect of Termination of Employment

If Mr. Peterson's employment with the Company is terminated, including in the event of his death or disability, any portion of the Option which is not then exercisable will immediately terminate. With respect to any portion of the Option which is then exercisable on the date of termination of employment, Mr. Peterson (or, in the event of his death, his legatee(s) under his last will, or his personal representatives or distributes) may exercise such portion of the Option for a period of ninety (90) days following such termination, but in no event after June 22, 2023.

Personal Interest

Mr. Peterson is Travelzoo's Chief Technology Officer.

Option Agreement with Global Head of Brand

On May 14, 2018, Travelzoo entered into a Nonqualified Stock Option Agreement (the “Sun Option Agreement” and, together with the Peterson Option Agreement, the “Option Agreements”) with Sharry Sun, Global Head of Brand, pursuant to which the Company granted Ms. Sun the option to purchase up to 50,000 shares of the Company’s Common Stock (such option being hereinafter referred to as the “Option”), subject to stockholder approval. The following discussion is qualified in its entirety by the full text of the Sun Option Agreement, which is incorporated by reference to Exhibit 10.20 on Form 8-K, filed May 18, 2018.

Exercisability of the Option

The exercise price of the Option is $14.70 per share. The Option is expected to vest over four years in equal installments of 25% on May 14, 2019, May 14, 2020, May 14, 2021, and May 14, 2022. The Option cannot be exercised after the expiration of ten (10) years from the date of grant, which is the term of the option.

Exercise of the Option

Ms. Sun may exercise, in whole or in part, the Option by delivering to the Company not less than 30 days prior to the exercise date (or such shorter period the Company may approve) a written notice of exercise, designating the number of shares to be purchased, along with payment of the full amount of the purchase price of the shares being purchased. The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Board of Directors, by tender of shares of Common Stock already owned by Ms. Sun, or (iii) in the discretion of the Board of Directors, by such other method as the Board of Directors may determine.

Adjustment of Option

As is customary in stock option agreements of this nature, the number of shares subject to the Option and the exercise price of the Option are subject to adjustment in the event there is any change in the number of shares of outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar event.

Transfer Restrictions

The Option is not transferable by Ms. Sun other than by will or the laws of descent and distribution and may be exercised during Ms. Sun’s lifetime only by herself or her guardian or legal representative.

Effect of Termination of Employment

If Ms. Sun’s employment with the Company is terminated, including in the event of her death or disability, any portion of the Option which is not then exercisable will immediately terminate. With respect to any portion of the Option which is then exercisable on the date of termination of employment, Ms. Sun (or, in the event of her death, her legatee(s) under her last will, or her personal representatives or distributes) may exercise such portion of the Option for a period of ninety (90) days following such termination, but in no event after May 19, 2028.

Personal Interest

Ms. Sun is Travelzoo's Global Head of Brand.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL RELATING TO THE OPTION AGREEMENTS.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described herein (commonly referred to as "Say-on-Pay").
We encourage stockholders to review the section entitled “Executive Compensation” included in this proxy statement. Our executive compensation program has been designed to pay for performance and align our executive compensation with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on the total compensation perspective. We feel this design is evidenced by the following:

•	Our goal is to attract, motivate and retain key executives and to reward executives for value creation.

•
We provide a portion of our total compensation in the form of performance-based compensation; for example, approximately 0% to 13% of our named executive officers' total compensation for 2018 was in the form of performance-based compensation based on the achievement of quarterly corporate financial measures such as revenue, operating income and audience marketing.

•
This is not a mechanical process, and our Board of Directors uses its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each individual.

The Board of Directors strongly endorses the Company's executive compensation program and unanimously recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the other tabular and narrative disclosure in the Company's proxy statement for its 2019 Annual Meeting of Stockholders.
Required Vote
Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of the compensation of our named executive officers.
Board of Directors' Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 - APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REDUCTION OF THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 40,000,000 TO 20,000,000 SHARES
Overview
 The Company’s Certificate of Incorporation, as amended, currently provides that 40,000,000 shares of Common Stock are authorized for issuance. The Board has unanimously approved and recommends to our stockholders for approval, an amendment to our Certificate of Incorporation, as amended, to decrease the authorized number of shares of Common Stock. The proposed amendment would reduce the authorized Common Stock to 20,000,000 shares. There would be no change in the rights attributable to the authorized shares of Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.01 per share. The reduction in the number of shares of authorized Common Stock would not have any impact on the authorized preferred stock (the “Preferred Stock”), the total number of authorized shares of which would remain at 5,000,000 in any event.
 The Board reserves the right to elect not to proceed with this proposed amendment to our Certificate of Incorporation if, at any time prior to its filing, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests or the best interests of the stockholders to decrease our authorized number of shares of Common Stock.
 The proposed amendment to our Certificate of Incorporation to decrease the number of authorized shares of Common Stock is substantially in the form set forth in Appendix C to this proxy statement. The following discussion is qualified in its entirety by the full text of the proposed amendment, which is incorporated herein by reference.
Reasons for Decrease in Authorized Shares of Common Stock
 Our Board has determined that the proposed decrease in the authorized number of shares of our Common Stock is in the Company’s and the stockholders’ best interests because the Company believes it will reduce Company expenses. The Company believes that 20,000,000 shares of common stock, plus the 5,000,000 shares of Preferred Stock that is currently authorized, are sufficient to meet its needs for employee equity incentives, the maintenance of appropriate reserves or other corporate purposes as may be deemed by the Board of Directors to be in the best interest of the Company and its stockholders from time to time.
Additionally, the proposed reduction in our authorized Common Stock may enable us to reduce the amount of the Company’s annual franchise tax in the State of Delaware. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Accordingly, by reducing the number of authorized shares of Common Stock, we may be able to reduce the amount of the franchise tax for which we will be liable.
Certain Risks and Potential Disadvantages Associated with the Decrease in Authorized Common Stock
The proposed decrease in the authorized number of shares of our Common Stock could have an adverse effect on us because the Board will have less ability to issue shares of Common Stock in connection with a potential merger or acquisition, or capital raising transaction. Authorized but unissued shares of our Common Stock (and Preferred Stock) are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Future issuances of shares of Common Stock (or Preferred Stock) could have the effect of making it more difficult for a third party to acquire control of our Company. In addition, the issuance of additional shares, or the perception that additional shares may be issued could also adversely affect the market price of our Common Stock.
Effective Time of Decrease in Authorized Shares of Common Stock
Following stockholder approval of this Proposal 4, the decrease in authorized shares of Common Stock would become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or such later effective time as is specified in such certificate of amendment as permitted under Delaware law. The exact timing of the amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the amendment to decrease the authorized number of shares if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to decrease the authorized number of shares of Common Stock.
If the amendment is filed, at the effective time of the amendment, shares of our Common Stock authorized for issuance will be decreased to 20,000,000 shares. There will be no change to the number of shares of authorized Preferred Stock.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 40,000,000 TO 20,000,000 SHARES.

EXECUTIVE COMPENSATION
We hold annual votes on executive compensation, in accordance with shareholder recommendations made at the 2018 Annual Meeting. In light of last year's shareholder approval of the compensation for executives, there were no significant changes in executive compensation.
Overview of Compensation Program
The following Executive Compensation describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the Executive Compensation explains the process by which the Compensation Committee, or "Committee", determined the 2018 compensation for our Global Chief Executive Officer, Chief Financial Officer and other most highly compensated officers. We refer to these individuals collectively as the "named executives" or the "named executive officers."
Compensation Philosophy and Objectives
The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.
We believe that achievement of these compensation program objectives enhances long-term profitability and stockholder value. The elements utilized to help achieve the Committee's objectives include the following:

•
Accountability for Individual Performance. Compensation should in large part depend on the named executive's individual performance in order to motivate and acknowledge the key contributors to our success.

•	Recognition for Business Performance. Compensation should take into consideration our overall financial performance and overall growth.

•	Attracting and Retaining Talented Executives. Compensation should generally reflect the competitive marketplace and be designed to attract and retain superior employees in key competitive positions.
We implement our compensation philosophy through setting base salaries for our executive officers, through the use of our executive bonus plan and through reviewing and approving other terms of employment agreements.
Compensation Determination Process
Compensation Committee Members. The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee is also responsible for determining the fees paid to our outside directors. The Committee included Ms. Mary Reilly and Ms. Beatrice Tarka. Ms. Reilly and Ms. Tarka satisfied the independence requirements of the NASDAQ.
Role of Management. During 2018, the Committee engaged in its annual review of executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of its review, the Committee considered the advice and input of the Company's Global Chief Executive Officer (CEO) and data prepared by management, including a comparison of the current compensation of the named executive officers with publicly available information. The data utilized by the Committee included salary and total compensation information based on the title, job description, and geographic location of similarly situated executives. The most significant aspects of the Global CEO's role in the compensation determination process are evaluating employee performance, establishing business performance targets, goals and objectives and recommending salary and bonus levels. The Global CEO does not participate in discussions regarding his compensation.
The Committee compared the compensation received by the Company's named executive officers with the levels of compensation received by similarly situated executives in the same geographic location in light of the named executives' responsibilities, performance, experience and tenure, in order to arrive at the total compensation package for each of the named executive officers. In some cases, the compensation package that the Committee awarded a named executive officer was at or below the median compensation received by executives compared to third-party data, while in other instances the compensation was higher due to the executive's responsibilities, performance, experience and tenure.
The Committee did not engage an outside consulting firm to provide advice on executive compensation.

Components of Executive Compensation
The Committee has structured an executive compensation program comprised of base salary, cash bonus, equity and non-equity incentive pay.
Base Salary
The Committee considered two types of potential base salary increases for the named executive officers in 2018: (1) "merit increases" based upon each named executive's individual performance; and/or (2) "market adjustments" based upon the salary range for similarly situated executives.
In determining merit increases, the Committee considers the specific responsibilities of the executive and the executive's overall performance and tenure with the Company. In addition, the Committee also considers the CEO's evaluation of each named executive officer in making the decision regarding merit increases.
The Committee determines any market adjustments based on the Committee's comparison of the executive's compensation with statistical information on average compensation for similarly situated executives that is publicly available.
The Committee established a base salary for Mr. Michael Peterson as shown in on the Summary Compensation Table based upon his duties and responsibilities as Chief Technology Officer and did not make any other change to base salaries of its other named executive officers in 2018.
Incentive Bonus Pay
Pursuant to the terms of Ms. Su's employment agreement dated February 16, 2011, effective May 2, 2011, Ms. Su is eligible to receive a quarterly performance bonus for each quarter during 2018.
The quarterly performance bonus is calculated based upon North America Local revenue and operating income for the first and second quarters of 2018 and on worldwide revenue and operating income and audience targets for the third and fourth quarter of 2018. The revenue bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The operating income bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $12,500. The total maximum performance bonus per quarter for the revenue, operating income and audience components combined is $25,000 for the first and second quarters of 2018 and $37,500 or the third and fourth quarter of 2018.
Ms. Su earned a quarterly bonus for revenue for the first and second quarters and for operating income for the first and second quarter of 2018. Ms. Su received performance bonuses totaling $50,000 during 2018. For 2018, Ms. Su received 40% of the maximum performance bonus. The Company believes that targets set for worldwide revenue, operating income and audience targets align with the Company's desire to continue to grow the business.
Ms. Su also received a discretionary bonus determined by the Chief Financial Officer for the first, second and third quarters of 2018 and Compensation Committee for the fourth quarter of 2018, in their sole and absolute discretion. In exercising such discretion, the Chief Financial Officer and Compensation Committee takes into consideration Ms. Su's individual performance. In evaluating Ms. Su’s individual performance during 2018, the Chief Financial Officer and Compensation Committee considered factors such as Ms. Su’s leadership role in areas of corporate governance and business ethics, and financial management. Ms. Su received a discretionary bonus totaling $43,750 for 2018.
Pursuant to the terms of Mr. Peterson's employment agreement dated June 22, 2018, Mr. Peterson is eligible to receive a quarterly performance bonus commenced from his starting date.
The quarterly performance bonus is calculated based upon worldwide revenue, operating income and audience targets. The revenue bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The operating income bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $12,500. The total maximum performance bonus per quarter for the revenue, operating income and audience components combined is $37,500. Mr. Peterson did not earn quarterly bonus for 2018.
Mr. Peterson received a discretionary bonus determined by the Global Chief Executive Officer at his sole and absolute discretion. In exercising such discretion, the Global Chief Executive Officer takes into consideration Mr. Peterson's individual performance. Mr. Peterson received a discretionary bonus totaling $27,474 for 2018.

Pursuant to the terms of Mr. Ceremony's employment agreement dated May 9, 2011, effective June 15, 2011 and as amended March 9, 2017, Mr. Ceremony is eligible to receive a quarterly performance bonus for each quarter during 2018.
The quarterly performance bonus is calculated based upon worldwide revenue, operating income and audience targets. The revenue bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $16,667. The operating income bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $16,667. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $16,666. The total maximum performance bonus per quarter for the revenue, operating income and audience components combined is $50,000.
Mr. Ceremony earned a quarterly bonus for revenue and operating income for the first quarter of 2018. Mr. Ceremony received performance bonuses totaling $33,334 during 2018. For 2018, Mr. Ceremony received 17% of the maximum performance bonus. The Company believes that targets set for worldwide revenue, operating income and audience targets align with the Company's desire to continue to grow the business.
Mr. Ceremony also received a discretionary bonus determined by the Global Chief Executive Officer at his sole and absolute discretion. In exercising such discretion, the Global Chief Executive Officer takes into consideration Mr. Ceremony's individual performance. In evaluating Mr. Ceremony’s individual performance during 2018, the Global Chief Executive Officer considered factors such as Mr. Ceremony’s leadership role in areas of corporate governance and business ethics, and financial management. Mr. Ceremony received a discretionary bonus totaling $33,335 for 2018.
Pursuant to the terms of Ms. Barnett's employment agreement dated July 30, 2013, as amended May 22, 2017, Ms. Barnett did not qualify for discretionary bonus in 2018.
Other Compensation-Related Matters
The Company grants stock options (which represent the right to purchase a specific number of shares of company Common Stock at a predetermined price, subject to vesting conditions) to certain executive staff, to align their incentives with the long-term interests of our stockholders, retain them for the long term, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance.
In May 2018, the Company granted Ms. Sharry Sun stock options to purchase 50,000 shares of Common Stock with an exercise price of $14.70, which vests in four equal annual installments over a four-year period ending May 14, 2022, subject to stockholder approval. The Compensation Committee and Board of Directors considered Ms. Sun's duties and responsibilities as Global Head of Brand.
In June 2018, the Company granted Mr. Michael Peterson stock options to purchase 50,000 shares of Common Stock with an exercise price of $16.65, which vests in four equal annual installments over a four-year period ending June 22, 2022, subject to stockholder approval. The Compensation Committee and Board of Directors considered Mr. Peterson's duties and responsibilities as Chief Technology Officer.
Perquisites and Additional Benefits. The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Accordingly, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as club dues or defraying the cost of personal entertainment. Named executive officers and employees may seek reimbursement for business related expenses in accordance with our business expense reimbursement policy.
Employment Agreements. The Company has entered into employment agreements with the certain executive staff, some of which contain severance and change of control provisions. The terms of such employment agreements are described in more detail below in Employment Agreements and Potential Payments Upon Termination or Change-in-Control. The Committee believes these agreements are appropriate for a number of reasons, including the following:

•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the change in control provisions require terminated executives to execute a release in order to receive severance benefits; and

•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

Summary Compensation Table
The following summary compensation table sets forth information concerning the compensation to our Global Chief Executive Officer, Principal Accounting Officer, Chief Technology Officer, former Chief Financial Officer and former General Counsel during the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	All Other Compensation ($) (d)	Total ($)

Holger Bartel (1)	2018	232,000	—	—	—	—	232,000
Global Chief Executive Officer	2017	142,472	—	1,242,400	—	90,073	1,474,945

Lisa Su (2)	2018	241,020	43,750	—	50,000	6,299	341,069
Principal Accounting Officer

Michael Peterson (3)	2018	183,750	27,474	404,750	—	1,500	617,474
Chief Technology Officer

Glen Ceremony (4)	2018	388,353	33,335	—	33,334	1,500	456,522
Former Chief Financial Officer	2017	470,000	62,502	—	50,000	4,036	586,538

Rachel Barnett (5)	2018	350,000	—	241,650	—	3,741	595,391
Director and former General Counsel	2017	316,945	20,685	—	—	3,846	341,476

Notes to the Summary Compensation Table

(1)	Mr. Holger Bartel's annual salary is $232,000 for his role as Global Chief Executive Officer.

(2)	Ms. Su was appointed as the Company's Principal Accounting Officer on October 26, 2018.

(3)	Mr. Peterson joined the Company on June 22, 2018, his annual salary is $350,000.

(4)	Mr. Ceremony's annual salary is $470,000. Mr. Ceremony resigned from the Company on October 26, 2018.

(5)	Ms. Barnett's annual salary is $350,000. Ms. Barnett resigned from the Company on February 20, 2019.

(a)	Amounts consist of discretionary bonuses earned per the terms of employment agreements and/or at the discretion of the Chief Executive Officer or Board of Directors.

(b)
The values reported reflect the aggregate grant date fair value of grants of stock options to each of the listed officers in the years shown. The grant date fair value of stock options is calculated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 8 to the consolidated financial statements contained in our 2018 Annual Report on Form 10-K filed on March 11, 2019.

(c)	The amounts reflected in this column reflect the performance-based cash awards paid to the named executives pursuant to certain employment agreements, as discussed in the Executive Compensation above.

(d)	The amounts reflected in this column reflect all other compensation paid to the named executives as noted below:

Mr. Holger Bartel's other compensation represents Board of Directors fee paid to him in his role as Chairman of the Board through May 22, 2017. Other compensation for Ms. Su, Mr. Peterson, Mr. Ceremony and Ms. Barnett represents $1,500 Company matching 401(k) plan contribution and bonus payments made to eligible employees.

Grants of Plan-Based Awards in 2018
The following table sets forth certain information with respect to non-equity incentive plan awards granted to each of our named executive officers during the fiscal year ended December 31, 2018.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name (1)	Threshold ($)	Target ($)	Maximum ($)
Holger Bartel	—	—	—
Lisa Su	150,000	150,000	150,000
Michael Peterson	150,000	150,000	150,000
Glen Ceremony	200,000	200,000	200,000
Rachel Barnett	—	—	—

(1)
Amount represents the potential annual performance bonus payments under the terms of employment agreement. The business measurements and performance goals for determining the performance bonus payout are described in the section entitled, “Executive Compensation”.

Outstanding Equity Awards at December 31, 2018
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2018 for each of our named executive officers as of March 20, 2019.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Holger Bartel (1)	400,000	—	8.07	September 28, 2025
	200,000	200,000	6.95	October 30, 2027
Lisa Su	—	—	—	—
Michael Peterson (2)	—	50,000	16.65	June 22, 2023

(1)	The options are exercisable in quarterly increments of 12.5% from March 31, 2018 through December 31, 2019.

(2)	The options are exercisable in annual increments of 25% from June 22, 2019 through June 22, 2022.

Option Exercises and Stock Vested
During the year ended December 31, 2018, there were no options exercised by any of our named executive officers. At December 31, 2018, 200,000 shares of Mr. Holger Bartel's stock options were vested.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control
The Company has employment agreements with its named executive officers and certain other employees. The employment agreements as of December 31, 2018 with the Company's named executive officers are described below.
Mr. Holger Bartel entered into an employment agreement with the Company on September 28, 2015. In connection with his employment agreement and his role as Global Chief Executive Officer, in September 2015 and October 2017, the Company provided stock option grants to Mr. Holger Bartel to purchase 400,000 shares of the Company’s Common Stock for each grant. The Company may terminate the employment agreement, with or without cause, upon written notice to Mr. Holger Bartel. However, if Mr. Holger Bartel's employment is terminated at any time without cause, Mr. Holger Bartel's stock options to purchase a cumulative 800,000 shares of the Company’s Common Stock will immediately vest in full on the date of termination.
Mr. Holger Bartel agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company.
Ms. Su entered into an employment agreement with the Company on May 2, 2011. Pursuant to the terms of the agreement, Ms. Su is an at-will employee meaning the Company or Ms. Su could terminate the agreement at any time, with or without cause, upon two weeks' prior notice to the other party. However, if Ms. Su 's employment is terminated at any time without cause, Ms. Su will be entitled to receive her base salary for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Su was terminated by the Company as of December 31, 2018 without cause, Ms. Su would have been entitled to receive $120,510. If Ms. Su's employment is terminated at any time due to a change of control (as defined in the agreement) or if she is not offered a position of comparable pay and responsibilities in the same geographic area in which she worked immediately prior to a change of control, Ms. Su will be entitled to receive her base salary and medical benefits for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Su was terminated by the Company as of December 31, 2018 following a change of control of the Company, Ms. Su would have been entitled to receive $120,510 and the Company would incur additional expenses for medical benefits of approximately $4,674.
Ms. Su agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of her interest in any and all such discoveries and work product to the Company. Furthermore, Ms. Su agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of her employment and for a period of one year thereafter.
Mr. Peterson entered into an employment agreement with the Company on June 22, 2018. Pursuant to the terms of the agreement, Mr. Peterson is an at-will employee meaning the Company could terminate the agreement at any time, with or without cause, upon two weeks' prior notice to Mr. Peterson. Mr. Peterson could terminate the agreement at any time, with or without cause, upon four weeks' prior notice to the Company. However, if Mr. Peterson's employment is terminated at any time without cause, Mr. Peterson will be entitled to receive his base salary for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Peterson was terminated by the Company as of December 31, 2018 without cause, Mr. Peterson would have been entitled to receive $175,000. If Mr. Peterson's employment is terminated at any time due to a change of control (as defined in the agreement) or if he is not offered a position of comparable pay and responsibilities in the same geographic area in which he worked immediately prior to a change of control, Mr. Peterson will be entitled to receive his base salary for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Peterson was terminated by the Company as of December 31, 2018 following a change of control of the Company, Mr. Peterson would have been entitled to receive $175,000.
Mr. Peterson agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Peterson agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of his employment and for a period of one year thereafter.

Mr. Ceremony entered into an employment agreement with the Company on June 15, 2011. Pursuant to the terms of the agreement, Mr. Ceremony was an at-will employee, meaning the Company or Mr. Ceremony could terminate the agreement at any time, with or without cause, upon three months’ prior notice to the other party. However, if Mr. Ceremony's employment was terminated by the Company at any time without cause, Mr. Ceremony would be entitled to receive his base salary for a six month period in exchange for executing a general release of claims in favor of the Company. Mr. Ceremony resigned from the Company on October 26, 2018.
Ms. Barnett entered into an employment agreement with the Company on July 30, 2013. Pursuant to the terms of the agreement, Ms. Barnett was an at-will employee, meaning the Company or Ms. Barnett could terminate the agreement at any time, with or without cause, upon six weeks’ prior notice to the other party. However, if Ms. Barnett's employment was terminated at any time without cause by the Company, Ms. Barnett would be entitled to receive her base salary for a three month period in exchange for executing a general release of claims in favor of the Company. If Ms. Barnett's employment was terminated at any time due to a change of control (as defined in the agreement) or if she was not offered a position of comparable pay and responsibilities in the same geographic area in which she worked immediately prior to a change of control, Ms. Barnett would have been entitled to receive her base salary and medical benefits for a six month period in exchange for executing a general release of claims in favor of the Company. Ms. Barnett resigned from the Company on February 20, 2019.
Forward-Looking Statements
Disclosures in this section entitled “Executive Compensation”. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "approximate," "expect," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business and forward-looking statements include, but are not limited to those set forth herein. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of our Common Stock beneficially owned as of March 20, 2019 by (a) each director and nominee for election to the Board of Directors, (b) each named executive officer, (c) all executive officers and directors as a group, and (d) each person known by the Company, as of March 20, 2019, to beneficially own more than 5% of the outstanding shares of Common Stock of the Company. In general, shares "beneficially owned" include those shares a person has or shares the power to vote, or the power to dispose of.

Beneficial Ownership
Beneficial Owner	Number of Shares (1)	Percent of Total (2)
Directors and Executive Officers
Ralph Bartel (3)	5,945,000	50.10%
Holger Bartel	650,000	5.48%
Rachel Barnett	—	—
Christina Sindoni Ciocca	—	—
Carrie Liqun Liu	—	—
Mary Reilly	—	—
Michael Peterson	—	—
Lisa Su	—	—
Beatrice Tarka	—	—
Directors and executive officers as a group (9 persons)	6,595,000	55.58%
* Persons Owning More Than 5% of Common Stock

(1)
Represents shares subject to stock options that are exercisable on March 20, 2019 or become exercisable within 60 days of March 20, 2019. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of Common Stock.

(2)
For each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 11,865,402 shares of Common Stock outstanding as of March 20, 2019, plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after March 20, 2019.

(3)	Ralph Bartel indirectly holds a controlling interest of Azzurro Capital Inc., which is the holder of 5,945,000 shares, through the Ralph Bartel 2005 Trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and the beneficial holders of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, during fiscal 2018, all Section 16(a) filing requirements were satisfied on a timely basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

PricewaterhouseCoopers LLP (“PwC”) served as Travelzoo's independent registered public accounting firm for our 2018 and 2017 fiscal years. The Audit Committee has not yet selected our independent registered public accounting firm for our 2019 fiscal year. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent registered public accounting firm to engage to perform our annual audit. Stockholder approval of our accounting firm is not required by our bylaws or otherwise required to be submitted to the stockholders. PwC representatives are expected to be present at the Annual Meeting and will be available to respond to questions at the meeting; however, they are not expected to make a formal statement.

Principal Accountant Fees and Services
The audit fees charged by PwC for 2018 and the audit fees for 2017 charged by PwC and KPMG LLP ("KPMG") for services rendered to Travelzoo are as follows:

Service	2018 Fees	2017 Fees
Audit fees (1)	$1,190,600	$1,201,674
Audit-related fees	—	—
Tax fees	—	—
All other fees	2,700	1,800
Total	$1,193,300	$1,203,474

(1)
Audit fees consisted of fees for professional services rendered for the annual audit of Company’s consolidated financial statements and review of the interim consolidated financial statements included in the quarterly reports and audit services rendered in connection with other statutory or regulatory filings. The 2017 audit fees include KPMG fees of $131,524.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2018 and 2017, all services provided by PwC and KPMG were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.
The Audit Committee oversees Travelzoo's financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board ("PCAOB"), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In this context, the committee has met and held discussions with management and the independent auditors regarding the Company's audited consolidated financial statements for the fiscal year ended December 31, 2018. The committee discussed with Travelzoo's independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo's internal controls, and the overall quality of Travelzoo's financial reporting. Management represented to the committee that Travelzoo's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo's accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.
Travelzoo's independent auditors also provided to the committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and the committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by PCAOB Auditing Standard No. 16 Communications with Audit Committees.
In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC. The committee has not yet selected Travelzoo's independent auditors for fiscal year 2019.
While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations or Travelzoo's business conduct policies.

Audit Committee
Mary Reilly (Chair)
Carrie Liqun Liu
Beatrice Tarka

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to "incorporate by reference" information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.
This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained in our 2018 Annual Report under the captions "Financial Statements and Supplementary Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," and "Quantitative and Qualitative Disclosures about Market Risk." A copy of the 2018 Annual Report accompanies this proxy statement.
The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.
The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900. This proxy statement and the 2018 Annual Report are available on the Internet at http://ir.travelzoo.com/financials-filings/annual-reports-and-proxies. These documents are also included in our SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.

ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review the annual report on Form 10-K, as amended, mailed along with these proxy materials, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed matters to be acted upon, other than director elections and executive compensation, which is not shared by all other stockholders.
OTHER BUSINESS
The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
It is contemplated that the next annual meeting of stockholders will be held on or about May 15, 2020. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. For a stockholder proposal to be included in the Company's proxy statement and identified in its form of proxy in connection with the Company's annual meeting of stockholders, it must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date that the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting. As a result, stockholder proposals submitted for consideration at the 2020 annual meeting must be received no later than November 29, 2019, to be included in the 2020 proxy materials. Rule 14a-8 of the Exchange Act provides additional information regarding the content and the procedures applicable to the submission of stockholder proposals to be included in the Company's proxy materials for its next Annual Meeting.
If a stockholder wishes to present a proposal at Travelzoo's 2020 Annual Meeting or to nominate one or more directors and the proposal is not intended to be included in Travelzoo's proxy statement relating to that meeting, the stockholder shall give advance written notice to Travelzoo no earlier than November 29, 2019 and not later than February 18, 2020. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.
Any such notice must be delivered or mailed to our Corporate Secretary, at Travelzoo, 590 Madison Avenue, 37th Floor, New York, NY 10022.

HOUSEHOLDING
We have adopted a procedure approved by the SEC called "householding." Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to not participate in householding and continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.
The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder participating in householding. Stockholders who share an address with other stockholders and are eligible for householding, but currently receive multiple copies of our annual reports and proxy statements, or who have multiple accounts in their names, can authorize us to discontinue mailings of multiple annual reports and proxy statements. Requests for additional copies, or requests for a single copy to be delivered to a shared address should be directed to Investor Relations, Travelzoo, 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900.

RALPH BARTEL
Chairman of the Board

590 Madison Avenue, 37th Floor
New York, NY 10022

TRAVELZOO

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lisa Su as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo (the "Company") on May 14, 2019, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the proxy card will be voted for Proposal 1, for the election of all nominees to the Board of Directors, for Proposal 2, for Proposal 3, for Proposal 4 and as the Proxy may determine, in his discretion, with regard to any other matter properly presented at the meeting, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed by the stockholder.

(Continued, and to be marked, dated and signed, on the other side)

TRAVELZOO
Mailing Instructions
If you receive this proxy card via mail, please date and sign it, and return it in the postage paid envelope provided.
If you receive this proxy card via e-mail, please print the proxy card, date and sign it, and return it to:
Broadridge Financial Solutions, Inc.
51 Mercedes Way,
Edgewood, NY 11717
U.S.A.

This proxy card is only valid only when signed and dated.

The Board of Directors recommends a vote FOR all the listed nominees under Proposal 1
1. ELECTION OF DIRECTORS
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number (s) of the nominee (s) on the line below.
☐	☐	☐

Nominees
01 Ralph Bartel 02 Christina Sindoni Ciocca 03 Carrie Liqun Liu 04 Mary Reilly 05 Beatrice Tarka

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:			For	Against	Abstain
2. APPROVAL OF OPTION GRANT TO CHIEF TECHNOLOGY OFFICER AND GLOBAL HEAD OF BRAND			☐	☐	☐

3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION			☐	☐	☐

4. APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REDUCTION OF THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 40,000,000 TO 20,000,000 SHARES			☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name (s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Join owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Please sign within box)	Date	Signature (Joint Owners)	Date

Appendix A

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
TRAVELZOO
I.    STATEMENT OF PURPOSE
The Audit Committee (the “Committee”) is appointed by the board of directors (the “Board”) of Travelzoo (the “Company”) to discharge the Board’s responsibilities with respect to the Company’s accounting and financial reporting processes, audits of the financial statements of the Company and the qualifications, independence and performance of the Company’s independent auditors.
The duties of the Committee in connection with each of these responsibilities are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles and applicable rules and regulations. The primary responsibility for the Company’s financial statements and internal controls rests with the Company’s management and independent auditors. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company’s legal compliance programs. The primary responsibility for these matters also rests with the Company’s management, outside and internal legal counsel and independent auditors.
The Board recognizes that the Committee necessarily will rely on the advice and information it receives from the Company’s management and independent auditors. Recognizing these inherent limits on the scope of the Committee’s review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Company’s accounting and financial reporting processes and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company’s independent auditors and the Chief Financial Officer (“CFO”) of the Company.
II.    COMPOSITION OF THE COMMITTEE
The Committee shall be comprised of at least three members of the Board, with the number of members to be determined from time to time by the Board. Such members shall be designated by and serve at the discretion of the Board. Each Committee member shall serve on the Committee during his or her respective term as a Board member, until his or her successor is duly elected and qualified or his or her earlier resignation or removal. The Board may replace any member of the Committee. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote.
The composition of the Committee shall, in the judgment of the Board, be such as to comply with: (i) applicable rules of the NASDAQ Stock Market, or the applicable rules governing audit committees of such other national market system or exchange on which the Company’s stock may be traded from time to time, (ii) U.S. Securities and Exchange Commission (“SEC”) independence requirements for audit committee members as set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended; (iii) Sections 301 and 407 of the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated thereunder (the “Act”); and (iv) any successor laws, rules or regulations. Each member of the Committee shall comply with all financial literary requirements of the NASDAQ Stock Market and at least one member will qualify as an “audit committee financial expert” as defined by the SEC and determined by the Board.
III.    MEETINGS
The Committee shall meet at least four times annually, or more frequently as the Committee may from time to time determine may be appropriate. The Committee shall schedule, and hold if necessary, private executive sessions with the Company’s CFO, the Company’s Principal Accounting Officer (if separate from the CFO), the Company’s independent auditors and any other executive officers the Committee may deem appropriate. The Chair of the Board, any member of the Committee, or the Secretary of the Company may call meetings of the Committee. The Chair of the Committee, in consultation with the Committee members, members of management and the Company’s independent advisors, will determine the frequency and length of Committee meetings and develop the Committee’s agenda. Two or more Committee members shall constitute a quorum. Meetings may be held via teleconference or videoconference, and the Committee may also act by unanimous written consent in lieu of a meeting in accordance with the Company’s bylaws. The Committee will maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.
IV.    DUTIES AND RESPONSIBILITIES
The duties and responsibilities of the Committee shall include, but not be limited to, the following:
A.    Independent Auditors
1.    Ensure the Company’s independent auditors submit to the Committee on an annual basis a written statement consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as the same may be modified or supplemented, and actively discuss with the independent auditors any issues required to be discussed regarding their objectivity and independence. Ensure the Company’s independent auditors submit to the Committee the disclosures required by Section 204 of the Act, as the same may be modified or supplemented, and actively discuss with the independent auditors any issues disclosed therein. Approve, in advance, the retention of the independent auditors for any non-audit service permissible under Sections 201 and 202 of the Act and the fee for such service. Consider any significant non-audit assignments awarded to the independent auditors and determine whether or not these have any impact on the independence of the independent auditors in the performance of the annual audit.
2.    Appoint, compensate, retain and oversee the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Annually evaluate the qualifications, the quality control procedures and prior performance of the Company’s current independent auditors, which shall be ultimately accountable to the Board and this Committee, as representatives of the shareholders of the Company. Based on the representations regarding independence and the results of such evaluation, determine whether the independent auditors be reappointed or replaced and whether it is appropriate to adopt a policy of rotating on a regular basis; provided that the independent auditors must be replaced if the lead audit partner, or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the five (5) previous fiscal years.
3.    Meet with the independent auditors and the CFO of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.
4.    Review and approve the independent auditors’ annual engagement letter and the compensation of the independent auditors.
5.    Review with the independent auditors any matters required to be discussed by Statement of Auditing Standards No. 61, as the same may be modified or supplemented.
B.    Financial Reporting
1.    Review and discuss, prior to filing, the Company’s financial statements proposed to be included in the Company’s Annual Report on Form 10-K with the Company’s CFO and independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements. If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Annual Report on Form 10-K.
2.    Review and discuss, prior to issuance or filing, the Company’s financial statements proposed to be included in the Company’s public earnings reports and the Company’s Quarterly Reports on Form 10-Q with the Company’s CFO and independent auditors, including the results of the independent auditors quarterly reviews. The Chair of the Committee may represent the entire Committee for purposes of the Form 10-Q review.
3.    Discuss at least annually with the Company’s independent auditors the following: the adequacy and effectiveness of the Company’s internal financial controls; the management letter issued by the independent auditors and management’s response thereto; actions management has taken or progress it has made in addressing issues raised by the independent auditors; any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; any disagreements with management; and major areas of financial risk.

4.    Review with management and the independent auditors any comments or inquiries from the SEC relating to the Company’s financial statements or other financial matters included in the Company’s filings with the Commission.
5.    Obtain reports from management that the Company’s subsidiary(ies) are in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions.
6.    Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.
C.    Management
1.    Discuss at least annually with the Company’s management and outside or internal counsel the effectiveness of the Company’s legal compliance programs, any legal matters that may have a material impact on the Company’s financial statements and any material reports or inquiries received from regulators or government agencies.
2.    Review and approve in advance, to the extent possible, any proposed related party transactions and potential conflict of interest situations involving a director or director nominee of the Company, an executive officer of the Company, any person or entity known by the Company to be a beneficial owner of more than 5% of the Company’s common stock, or any person known by the Company to be an immediate family member of any of the foregoing; provided, that the Committee shall have the authority to ratify certain related party transactions if approval of such transactions in advance is not practicable or possible, in the sole discretion of the Committee.
3.    Authorize and oversee investigations deemed appropriate by the Committee into any matters within the Committee’s scope of responsibility as described in this Charter or as may subsequently be delegated to the Committee by the Board, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate and to determine appropriate compensation for such advisors.
4.    Prepare the disclosure required of this Committee by S-K Item 306 of the SEC regulations to be included in the Company’s annual proxy statement.
5.    Review this Charter annually and make recommendations to the Board concerning any changes deemed appropriate; ensure that this Charter is filed with the SEC, as required.
D.    Other Matters
1.    Establish procedures for (i) the receipt, retention and treatment of complaints receive by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
2.    Report actions of the Committee periodically to the Board with such recommendations for action as the Committee deems appropriate.
3.    Maintain minutes or other records, either separately or within the minutes of the Board, of meetings and activities of the Committee.
4.    The Committee can delegate any of its responsibilities to the extent allowed under applicable law.
5.    The Committee will perform such other functions as assigned by law, the Company’s charter of bylaws, or the Board.
V.    AUTHORITY AND RESOURCES
The Committee may request any officer or employee of the Company or the Company’s outside and/or internal counsel or independent auditors or advisors to attend a Committee meeting or to meet with any members of, or consultants to, the Committee. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee has the right at any time to obtain advice, reports or opinions from internal and external counsel and expert advisors and has the authority to hire and terminate independent legal, financial and other advisors as it may deem necessary, at the Company’s expense, without consulting with, or obtaining approval from, any officer of the Company in advance.
The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of:

•
Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation of any advisors employed by the Committee; and

•	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Approved effective March 22, 2019.

Appendix B

COMPENSATION COMMITTEE CHARTER
TRAVELZOO

I.	STATEMENT OF PURPOSE

The Compensation Committee (the “Committee”) is appointed by the board of directors (the “Board”) of Travelzoo (the “Company”) to discharge the Board’s responsibilities with respect to the evaluation, approval and administration of the Company’s compensation and incentive plans, policies and programs for executive officers and directors of the Company.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least two members of the Board, with the number of members to be determined from time to time by the Board. Such members shall be designated by and serve at the discretion of the Board. Each Committee member shall serve on the Committee during his or her respective term as a Board member, until his or her successor is duly elected and qualified or his or her earlier resignation or removal. The Board may replace any member of the Committee. The Chair of the Committee shall be designated by the Board.

Each member of the Committee shall be “independent” in accordance with applicable law, including the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the rules of the NASDAQ Stock Market, or the applicable rules governing compensation committees of such other national market system or exchange on which the Company’s stock may be traded from time to time. Committee members are prohibited from interlocking or insider participation with any member of the board of directors or compensation committee of another company. Committee members shall, in the judgment of the Board, qualify as (i) “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “outside” directors within the meaning of Section 162(m) of the Internal Revenue Code. For the avoidance of doubt, if the Company is a Smaller Reporting Company and for so long as permitted by the rules of the NASDAQ Stock Market, members of the Committee are not required to satisfy any additional more stringent requirements applicable to the members of compensation committees.

III.	MEETINGS

The Committee shall meet at least once per year, or more frequently as the Committee may from time to time determine may be appropriate. The Chair of the Board, any member of the Committee, or the Secretary of the Company may call meetings of the Committee. The Chair of the Committee, in consultation with the Committee members and members of management, will determine the frequency and length of Committee meetings and develop the Committee’s agenda. Meetings may be held via teleconference or videoconference, and the Committee may also act by unanimous written consent in lieu of a meeting in accordance with the Company’s bylaws. The Committee shall maintain written minutes of its meetings, which shall be filed with the meeting minutes of the Board. The Committee shall ensure that draft minutes of each meeting at which equity award grants are considered or approved are promptly prepared following such meeting.

IV.	DUTIES AND RESPONSIBILTIES

The duties and responsibilities of the Committee shall include but not be limited to the following:

1.
Review periodically, and as appropriate, approve compensation, incentive, and benefits policies and programs applicable to the Company’s executive officers, including the Chief Executive Officer (the “CEO”). The CEO may not be present during voting or deliberations on his or her compensation.

2.	Conduct and review with the Board an annual evaluation of the performance of executive officers, including the CEO.

3.	Review and approve periodically the salaries, bonuses and perquisites of executive officers of the Company and its subsidiaries, including the CEO.

4.	Review annually and make recommendations to the Board regarding the compensation of the Board and Board committee members.

5.
Act as administering committee of the Company’s bonus plans, stock plans and equity arrangements that may be adopted by the Company from time to time, with such authority and powers as are set forth in the respective plans' instruments, including but not limited to establishing performance metrics and determining bonus payouts and the granting of equity awards, in each case subject to the provisions of the Company’s applicable policies adopted by the Board. The Committee shall consider the appropriateness of clawback provisions for every executive grant.

6.
Oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the rules of the NASDAQ Stock Market that, with limited exceptions, shareholders approve equity compensation plans.

7.
Review for approval or disapproval special hiring or termination packages for executive officers of the Company, if it is determined by the members of the Committee that approval by the full Board is not necessary.

8.	To the extent it deems necessary, review and advise the Board regarding other compensation plans.

9.
To the extent required by SEC rules and regulations, review and comment on management’s Compensation Discussion & Analysis or similar disclosure and prepare an annual Compensation Committee Report for inclusion in the Company’s proxy statement, including disclosure of the policy for the timing and rationale of the Company’s stock option grants, if there is any such policy.

10.	Review the Committee’s charter, structure, processes, and membership requirements and submit any recommended changes to the Board at least once a year.

11.	Report to the Board concerning the Committee’s activities with such recommendations as the Committee deems appropriate at least once a year.

12.	Perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board.

The Committee may delegate any of its responsibilities to the extent allowed under applicable law, in each case subject to the provisions of the Company’s applicable policies. However, the authority to grant equity awards or to take any other action with respect to equity awards (other than the performance of clerical duties) may not be delegated to the Company’s management or any other person.

V.	AUTHORITY AND RESOURCES

The Committee may request any officer or employee of the Company or the Company’s outside and/or internal counsel to attend a Committee meeting or to meet with any members of, or consultants to, the Committee. The Committee shall have the power to conduct a review of the compensation of any executives of the Company in its sole discretion at any time. The Committee also has the right in its sole discretion at any time to retain or obtain advice, reports or opinions from internal and external counsel, compensation consultants or other experts or advisors as it may deem necessary or appropriate, at the Company’s expense, without consulting with, or obtaining approval from, any officer of the Company in advance. The Committee shall be directly responsible for the appointment, compensation and oversight of any such consultants, experts or advisors.

Approved effective March 22, 2019.

Appendix C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TRAVELZOO

Pursuant to Section 242 of the
General Corporation Law of
the State of Delaware
____________________________

Travelzoo (the “Corporation”), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:     The Certificate of Incorporation of the Corporation, as amended heretofore, is hereby amended by deleting Section A of Article FOURTH thereof in its entirety, and inserting the following in lieu thereof:

“A.    Classes and Number of Shares.

The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000 shares, consisting of 20,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).”

SECOND:    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this ____ day of __________, 2019.

TRAVELZOO

By: __________________________
Name:                                                             Title: